                                                                     EXHIBIT 4.4

THIS DOCUMENT HAS BEEN REDACTED IN ACCORDANCE WITH RULE 24b-2(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE COPY OF THIS EXHIBIT, WITHOUT OMISSIONS, HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. OMISSIONS ARE INDICATED HEREIN WITH [*****].
================================================================================

                         SATELLITE PURCHASE AGREEMENT

                                BY AND BETWEEN

                            TEMPO SATELLITE, INC.,

                                      AND

                                TELESAT CANADA


                            DATED AS OF MAY 6, 1996

================================================================================

                               TABLE OF CONTENTS

                                                                                  Page
Section 1.     Definitions.......................................................... 1
               1.1  Affiliate....................................................... 1
               1.2  Amendment No. 13................................................ 1
               1.3  Amendment No. 13 Performance Specifications..................... 2
               1.4  Business Day.................................................... 2
               1.5  Closing......................................................... 2
               1.6  Closing Date.................................................... 2
               1.7  Construction Financing Agreements............................... 2
               1.8  CRTC............................................................ 2
               1.9  DBS............................................................. 2
               1.10 Deliverable Items............................................... 2
               1.11 Dollars($)...................................................... 2
               1.12 Encumbrance..................................................... 2
               1.13 FCC............................................................. 2
               1.14 First Closing................................................... 3
               1.15 First Launched Satellite........................................ 3
               1.16 First Successfully Delivered Satellite.......................... 3
               1.17 Force Majeure................................................... 3
               1.18 Governmental Authority.......................................... 3
               1.19 Canada.......................................................... 3
               1.20 Industry Canada License Fee..................................... 3
               1.21 Legal Requirement............................................... 3
               1.22 Loral Side Agreement............................................ 3
               1.23 Operating Services Agreement.................................... 3
               1.24 Permitted Encumbrances.......................................... 3
               1.25 Person.......................................................... 4
               1.26 Primestar....................................................... 4
               1.27 Purchase Price of First Successfully Delivered Satellite........ 4
               1.28 Purchase Price of Second Successfully Delivered Satellite....... 5
               1.29 Radio Authorization............................................. 6
               1.30 Required Consents............................................... 6
               1.31 Satellite Purchase Price........................................ 6
               1.32 Second Closing.................................................. 6
               1.33 Second Launched Satellite....................................... 6
               1.34 Second Successfully Delivered Satellite......................... 6
               1.35 Shipment Date................................................... 6
               1.36 Successful Delivery............................................. 6
               1.37 Telesat Agreements.............................................. 6

                                      (i)

                                                                                      Page
                                                                                      ----
               1.38  Telesat Authorization Certificate.................................. 6
               1.39  Telesat Required Consents.......................................... 7
               1.40  Tempo Required Consents............................................ 7
               1.41  TCI................................................................ 7
               1.42  Transponder Purchase Price......................................... 7
               1.43  Other Definitions.................................................. 8

Section 2.     Launch of Satellites; ITU/IFRB Registration.............................. 9
               2.1   Launch of Satellites............................................... 9
               2.2   ITU/IFRB Registration.............................................. 9
               2.3   Use of Satellite Pending Closing...................................10

Section 3.     Purchase and Sale of the Satellites......................................10
               3.1   Purchase and Sale of First Successfully Delivered Satellite........10
               3.2   Purchase and Sale of Second Successfully Delivered Satellite.......10
               3.3   Payment of Satellite Purchase Price................................11

Section 4.     Issues Under BSS Construction Agreement..................................11
               4.1   Pre-Shipment Inspections...........................................11
               4.2   Satellite Acceptance...............................................12
               4.3   Acceptance Inspection of Other Deliverable Items...................12
               4.4   Amendments to BSS Construction Agreement...........................12
               4.5   Successor Satellites...............................................13

Section 5.     Representations and Warranties of Telesat................................13
               5.1   Organization and Qualification.....................................13
               5.2   Authority and Validity.............................................14
               5.3   No Breach or Violation.............................................14
               5.4   Legal Proceedings..................................................14
               5.5   Finders and Brokers................................................15

Section 6.     Representations and Warranties of Tempo..................................15
               6.1   Organization.......................................................15
               6.2   Authority and Validity.............................................15
               6.3   No Breach or Violation.............................................15
               6.4   Ownership of Satellites............................................16
               6.5   Finders and Brokers................................................16
               6.6   Legal Proceedings..................................................16
               6.7   Construction Financing Agreement...................................16
               6.8   BSS Construction Agreement.........................................16

                                     (ii)

                                                                                       Page
                                                                                       ----
Section 7.      Warranties and Limitation of Liability...................................17
                7.1   Disclaimer of Warranties...........................................17
                7.2   Limitation of Liability............................................17

Section 8.      Additional Covenants.....................................................18
                8.1   Required Consents; Industry Canada License Fees....................18
                8.2   Maintenance of Required Consents...................................18
                8.3   HSR Notification...................................................19
                8.4   Notification of Certain Matters....................................19
                8.5   Transfer Taxes.....................................................19
                8.6   Updated Schedules..................................................19
                8.7   Satisfaction of Conditions.........................................20
                8.8   Confidentiality Regarding Terms and Existence of Agreement.........20
                8.9   91 degrees Orbital Location........................................20

Section 9.      Closing..................................................................21
                9.1   Pre-Closing........................................................21
                9.2   Closing as to First Successfully Delivered Satellite...............22
                9.3   Closing as to Second Successfully Delivered Satellite..............23
                9.4   Location of Closing................................................23

Section 10.     Conditions to Closing....................................................23
                10.1  Conditions to the Obligations of the Parties.......................23
                10.2  Conditions to the Obligations of Telesat...........................24
                10.3  Conditions to Obligations of Tempo.................................25

Section 11.     Termination..............................................................26
                11.1  Termination Prior to First Closing.................................26
                11.2  Termination Following First Closing................................28
                11.3  Liabilities in Event of Termination................................28
                11.4  Procedure Upon Termination.........................................29

Section 12.     Survival of Covenants, Representations and Warranties; Indemnification...29
                12.1  Survival of Covenants, Representations an Warrantie After Closing..29
                12.2  Indemnification by Telesat.........................................29
                12.3  Indemnification by Tempo...........................................29
                12.4  Third Party Claims.................................................30
                12.5  Limitations on Certain Indemnification Obligations - Telesat.......31
                12.6  Limitations on Certain Indemnification Obligations - Tempo.........31

                                     (iii)

                                                                                      Page
                                                                                      ----
Section 13.    Miscellaneous............................................................31
               13.1   Parties Obligated and Benefited...................................31
               13.2   Notices...........................................................32
               13.3   Attorneys' Fees...................................................33
               13.4   Right to Specific Performance.....................................33
               13.5   Waiver............................................................33
               13.6   Captions..........................................................33
               13.7   Choice of Law.....................................................33
               13.8   Terms.............................................................34
               13.9   Rights Cumulative.................................................34
               13.10  Further Actions...................................................34
               13.11  Time..............................................................34
               13.12  Counterparts......................................................34
               13.13  Entire Agreement..................................................34
               13.14  Severability......................................................34
               13.15  Construction......................................................35
               13.16  Expenses..........................................................35
               13.17  Waiver of Tax Warranties..........................................35
               13.18  Characterization of this Transaction..............................35

                                      (v)

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS
--------

  A      -       Amendment No. 13 to BSS Construction Agreement
  B      -       Assignment Agreement
  C      -       91 degrees Term Sheet
  D      -       Loral Side Agreement


SCHEDULES
---------

  1      -      Telesat Required Consents
  2      -      Tempo Required Consents
  3      -      Telesat Proceedings and Judgments
  4      -      Tempo Proceedings and Judgments
  5      -      Conflicts

                                      (v)

                         SATELLITE PURCHASE AGREEMENT
                         ----------------------------


             This Satellite Purchase Agreement (this "Agreement") is made as of the 6th day of May, 1996, by and between Tempo Satellite, Inc., an Oklahoma corporation ("Tempo"), on the one hand, and Telesat Canada, a corporation continued and existing under the laws of Canada ("Telesat"), on the other (each of Tempo and Telesat being referred to individually as a "Party" and collectively as the "Parties").

                                   RECITALS
                                   --------

             A. Tempo has entered into Contract No. TPO-1-290 as amended and restated in its entirety by Contract Amendment No. 4, as further amended by Amendments No. 5 through No. 13 and any other amendments hereafter entered into (Amendments No. 5 through No. 13 and any additional amendments being separately referred to herein from time to time as the "Amendments," and, together with Contract Amendment No. 4, as the "BSS Construction Agreement") with Space Systems/Loral, Inc. ("Loral"), which agreement provides for the construction, launch and deployment of two satellites which together will contain transponder capacity appropriate for the broadcast of 32 channels at the 82 degrees West orbital location (each, a "Satellite" and together, the "Satellites").

             B. Tempo and Telesat desire to enter in this Agreement to provide for the sale of the Satellites to Telesat.

                                   AGREEMENT
                                   ---------

             In consideration of the above recitals and the mutual agreements stated in this Agreement, the Parties agree as follows:

SECTION 1.   DEFINITIONS.

             In addition to terms defined elsewhere in this Agreement, the following terms with initial capital letters, when used in this Agreement, will have the meanings set forth below:

             1.1   Affiliate.  With respect to any Person, any other Person
                   ---------
controlling, controlled by, or under common control with, such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

             1.2   Amendment No. 13.  Amendment No. 13 to the BSS Construction
                   ----------------
Agreement, attached hereto as EXHIBIT A.

             1.3   Amendment No. 13 Performance Specifications.  The performance
                   -------------------------------------------
specifications of the Satellites for the 82 degrees West orbital location, as such performance specifications are defined in Amendment No. 13.

             1.4   Business Day. Any day other than Saturday, Sunday or a day on
                   ------------
which banking institutions in Toronto, Ontario, or Denver, Colorado are required or authorized to be closed.

             1.5   Closing.  The First Closing and/or the Second Closing, as
                   -------
applicable.

             1.6   Closing Date. The First Closing Date and/or the Second
                   -------------
Closing Date, as application.


             1.7   Construction Financing Agreements. (a) Credit Agreement dated
                   ---------------------------------
as of March 9, 1994 among Primestar, The Bank of New York, Chemical Bank and Citibank, N.A., as Managing Agent, the Bank of New York as Documentation Agent, Chemical Bank as Administrative Agent and the Banks signatory thereto, as amended or extended and (b) any other credit facility or arrangement the proceeds of which are used to finance or refinance the payment of any item included in the Satellite Purchase Price, including any third-party replacement or supplemental credit facility to the credit agreement referred to in paragraph
(a) and including any internal financing arrangement which is at rates and on terms no less favorable to the borrower than those contained in either the credit agreement referred to in paragraph (a) or in any third-party replacement or supplemental credit agreement to the credit agreement referred to in paragraph (a).

             1.8   CRTC.  Canadian Radio-television and Telecommunications
                   ----
Commission.

             1.9   DBS.  Direct Broadcast Service.
                   ---

             1.10  Deliverable Items.  As defined in the BSS Construction
                   -----------------
Agreement; provided, that Deliverable Items for purposes of this Agreement does not include the Satellites or any additional satellites ordered or deliverable under the BSS Construction Agreement.

             1.11  Dollars($).  All references in this Agreement to "Dollars" or
                   ----------
"$" shall be deemed to be references to United States dollars.

             1.12  Encumbrance.  Any mortgage, lien, security interest, security
                   -----------
agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, restrictive covenants, leases and licenses).

             1.13  FCC.  The Federal Communications Commission.
                   ---

             1.14  First Closing.  The consummation of the transactions
                   -------------
contemplated by Section 3.1, the date of which is referred to as the First Closing Date.

             1.15  First Launched Satellite.  The first satellite that Loral
                   ------------------------
attempts to launch under the BSS Construction Agreement, whether or not Successfully Delivered.

             1.16  First Successfully Delivered Satellite.  The first Satellite
                   --------------------------------------
launched pursuant to the BSS Construction Agreement which is accepted by Tempo pursuant to Section 10.2 or Section 10.3 of the BSS Construction Agreement, including, if applicable, a replacement Satellite as contemplated by Section
10.4 of the BSS Construction Agreement.

             1.17  Force Majeure. Acts of God; meteors; fire, flood, weather, or
                   -------------
other catastrophes; other circumstances in the space environment over which the parties have no control; Legal Requirements arising after the date of this Agreement; national emergencies, insurrections, riots, wars, or strikes, lockouts, work stoppages or other labor difficulties.

             1.18  Governmental Authority. (i) The United States of America,
                   ----------------------
(ii) Canada, (iii) any state, commonwealth, territory, province or possession of the United States of America or of Canada and any political subdivision thereof (including counties, municipalities and the like), (iv) any foreign (as to the United States of America or Canada) sovereign entity and any political subdivision thereof or (v) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

             1.19  Industry Canada.  A department of the Federal Government of
                   ---------------
Canada which has, among other things, the responsibility for assigning the Canadian orbital slots.

             1.20  Industry Canada License Fee. The annual license fee payable
                   ---------------------------
to Industry Canada for use of the 82degrees West orbital location for two Satellites.

             1.21  Legal Requirement.  Any applicable statute, ordinance, code,
                   -----------------
law, rule, regulation, order or other requirement, standard or procedure, in each case to the extent having the force of law, enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

             1.22  Loral Side Agreement. The memorandum of agreement to be
                   --------------------
entered into among Tempo, Loral and Telesat, as amended or extended.

             1.23  Operating Services Agreement. The operating services
                   ----------------------------
agreement between Telesat and TCI dated of even date herewith, as amended or extended.

             1.24  Permitted Encumbrances.  Rights reserved to any Governmental
                   ----------------------
Authority to regulate the Satellites.

             1.25  Person.  Any natural person, corporation, partnership, trust,
                   ------
unincorporated organization, association, limited liability company, Governmental Authority or other entity.

             1.26  Primestar.  Primestar Partners, L.P., a Delaware limited
                   ---------
partnership.

             1.27  Purchase Price of First Successfully Delivered Satellite.  An
                   --------------------------------------------------------
amount equal to the aggregate of the following:

                   (a) all amounts paid or payable to Loral under the BSS Construction Agreement with respect to (i) the First Successfully Delivered Satellite (which shall include 50% of any amounts paid or payable under the Amendments and 50% of any other amounts paid or payable under the BSS Construction Agreement which are not attributable to a specific Satellite) [*****] payable under Article 13 of the BSS Construction Agreement) and (ii) Items 3 and 4 described in Section 4.1 of the BSS Construction Agreement;

                   (b) all amounts paid or payable under the Telesat Agreements with respect to the period up to and including the date that is 10 days prior to the First Closing Date;

                   (c) 50% of interest charges and other financing costs paid or payable by Tempo, Primestar or their respective Affiliates under the Construction Financing Agreements with respect to the period up to and including the date that is 10 days prior to First Closing Date; and

                   (d) [*****], representing amounts paid by Tempo, Primestar or their respective Affiliates to Loral prior to execution of the BSS Construction Agreement in connection with the Satellites;

                   less

                         (i)    the amount of any damages paid to
 Tempo,primestar or their respective Affiliates by Loral pursuant to Article 23 of the BSS Construction Agreement in respect of the First Successfully Delivered Satellite;
                         (ii)   the amount of any [*****] of the BSS
Construction Agreement in respect of the First Successfully Delivered Satellite prior to the First Closing Date;

                         (iii)  the amount of any reimbursement by Loral to
Tempo, Primestar or their respective Affiliates pursuant to Article 21 of the BSS Construction Agreement in respect of the First Successfully Delivered Satellite; provided, that no reduction shall be made in respect of any payment by Loral for alternative satellite facilities acquired by Tempo as a result of a delay in Satellite delivery; and

                         (iv)   any late payment or interest charges and any
other amounts paid by Tempo, Primestar or their respective Affiliates under either the BSS Construction Agreement or any Construction Financing Agreement as a result of a default under any such agreement.

             1.28  Purchase Price of Second Successfully Delivered Satellite. An
                   ---------------------------------------------------------
amount equal to the aggregate of the following:

                   (a) all amounts paid or payable to Loral under the BSS Construction Agreement (after reducing such amount by the amount of any reduction in the Orbital Performance Incentives payable under Article 13 of the BSS Construction Agreement);

                   (b) all amounts paid or payable to Telesat under the Telesat Agreements; and

                   (c) all interest charges and other financing costs paid or payable by Tempo, Primestar or their respective Affiliates under the Construction Financing Agreements;

in each case to the extent not previously paid by Telesat as part of the Purchase Price of First Successfully Delivered Satellite;

          less

                         (i)    the amount of any damages paid to Tempo,
Primestar or their respective Affiliates by Loral pursuant to Article 23 of the BSS Construction Agreement;

                         (ii)   the amount of any [**************************]
of the BSS Construction Agreement in respect of the Second
Successfully Delivered Satellite prior to the Second Closing Date;

                         (iii)  the amount of any reimbursement by Loral to
Tempo, Primestar or their respective Affiliates pursuant to Article 21 of the BSS Construction Agreement; provided, that no reduction shall be made in respect of any payment by Loral for alternative satellite facilities acquired by Tempo as a result of a delay in Satellite delivery; and

                         (iv)   any late payment or interest charges and any
other amounts paid by Tempo, Primestar or their respective Affiliates under either the BSS Construction Agreement or any Construction Financing Agreement as a result of a default under any such agreement;

in each case to the extent not applied in reduction of part of the Purchase Price of First Successfully Delivered Satellite.

             1.29  Radio Authorization. The authorization of the Minister of
                   -------------------
Industry (Canada) pursuant to the Radiocommunication Act (Canada) to use the broadcast satellite system position at the 82degrees West orbital location.

             1.30  Required Consents. The Telesat Required Consents and the
                   -----------------
Tempo Required Consents.

             1.31  Satellite Purchase Price. The Purchase Price of First
                   ------------------------
Successfully Delivered Satellite or the Purchase Price of Second Successfully Delivered Satellite, as applicable.

             1.32  Second Closing.  The consummation of the transactions
                   --------------
contemplated by Section 3.2, the date of which is referred to as the Second Closing Date.

             1.33  Second Launched Satellite. The second satellite that Loral
                   -------------------------
attempts to launch under the BSS Construction Agreement, whether or not Successfully Delivered.

             1.34  Second Successfully Delivered Satellite. The second Satellite
                   ---------------------------------------
launched pursuant to the BSS Construction Agreement which is accepted by Tempo pursuant to Section 10.2 or Section 10.3 of the BSS Construction Agreement, including, if applicable, a replacement Satellite as contemplated by Section
10.4 of the BSS Construction Agreement.

             1.35  Shipment Date. The date on which Loral ships a Satellite to
                   -------------
its Launch Site (as defined in the BSS Construction Agreement).

             1.36  Successful Delivery. A Satellite has been launched and
                   -------------------
accepted by Tempo pursuant to Section 10.2 or Section 10.3 of the BSS Construction Agreement.

             1.37  Telesat Agreements. The following agreements between Telesat
                   ------------------
and Tempo: (a) Consulting Agreement dated as of November 16, 1990, and amended as of June 1, 1991 and September 28, 1992, (b) Technical Assistance Agreement dated as of December 31, 1992 and (c) Consulting Agreement dated as of August 12, 1993.

             1.38  Telesat Authorization Certificate. A certificate of Telesat
                   ---------------------------------
in form and substance satisfactory to Tempo certifying that as of the date of delivery of such certificate, Telesat has full and unconditional authority under applicable Legal Requirements to authorize Loral to launch the Satellites into the 82 degrees West orbital location, to thereafter own and operate the Satellites at such location in accordance with the terms of this Agreement and the Operating Services Agreement, and to permit the use by TCI of the transponders to be sold to it in accordance with the terms of, and for the purposes contemplated by, the Operating Services

Agreement. If Tempo in its sole discretion hereafter agrees in writing to the delivery by Telesat of a certificate pursuant to Section 9.1.2 or Section 10.3.6 that contains certifications different than those set forth in the immediately preceding sentence, the form of such certificate as agreed to by Tempo shall thereafter be the Telesat Authorization Certificate.

             1.39  Telesat Required Consents. All notifications, licenses,
                   -------------------------
permits, authorizations, approvals and consents under Legal Requirements and other third-party consents (including, without limiting the generality of the foregoing, any Industry Canada and CRTC requirements, notifications, licenses, authorizations, approvals and or consents) required for Telesat to consummate the transactions contemplated by, and to perform its obligations under, this Agreement and the Operating Services Agreement, including those required for (a) Telesat to perform its obligations under Section 2 of this Agreement and to permit the transactions described in Section 2 of the Operating Services Agreement, (b) Telesat to purchase the Satellites and to thereafter own and operate the Satellites at the 82degrees West orbital location, and (c) Telesat to sell transponders on the Satellites to TCI in accordance with the terms of the Operating Services Agreement and TCI to purchase and use such transponders under Canadian Legal Requirements to transmit television programming and other services into the United States; provided, that any notifications, licenses, permits, authorizations, approvals and consents required under United States Legal Requirements for TCI to so purchase and use such transponders are Tempo Required Consents, not Telesat Required Consents.

             1.40  Tempo Required Consents. All notifications, licenses,
                   -----------------------
permits, authorizations, approvals and consents under Legal Requirements and other third-party consents (including, without limiting the generality of the foregoing, any FCC requirements, notifications, licenses, authorizations, approvals and or consents) required for Tempo to consummate the transactions contemplated by, and to perform its obligations under, this Agreement and for TCI to consummate the transactions contemplated by, and to perform its obligations under, the Operating Services Agreement, including those required for (a) Tempo to sell the Satellites to Telesat, and (b) TCI to purchase transponders on the Satellites in accordance with the terms of the Operating Services Agreement and to use such transponders to transmit television programming and other services into the United States; provided, that any notifications, licenses, permits, authorizations, approvals and consents required under Canadian Legal Requirements for TCI to so purchase and use such transponders are Telesat Required Consents, not Tempo Required Consents.

             1.41  TCI. TCI Technology Ventures, Inc., a corporation
                   ---
incorporated and existing under the laws of the State of Delaware.

             1.42  Transponder Purchase Price.
                   --------------------------

                   (a)  Subject to Sections 1.42(b) and (c), the
Transponder Purchase Price for each Satellite will be an amount equal to:

                Satellite Purchase Price of such Satellite x 27
                ------------------------------------------   --
                                     2                       32


              (b) If the First Successfully Delivered Satellite is being operated in the 16 transponder mode at the time it is sold to Telesat, the Transponder Purchase Price in respect of the First Successfully Delivered Satellite will be an amount equal to:

         Purchase Price of First Successfully Delivered Satellite x 14
         --------------------------------------------------------   --
                                     2                              16


              (c) If the First Successfully Delivered Satellite is being operated in the 16 transponder mode at the time the Second Successfully Delivered Satellite is sold to Telesat pursuant to Section 3.2, the Transponder Purchase Price in respect of the Second Successfully Delivered Satellite will be an amount equal to:


         Purchase Price of Second Successfully Delivered Satellite x 13
         ---------------------------------------------------------   --
                                      2                              16

     1.43  Other Definitions.  The following terms are defined in the Sections
           -----------------
indicated:

                Term                                      Section
                ----                                      -------
     Action                                                  12.4
     Agreement                                           Preamble
     Amendments                                          Recitals
     Anniversary Date                                     11.1(d)
     Article 9                                                4.1
     Article 10                                               4.1
     Article 11                                               4.3
     Article 33 Notice                                        4.5
     Article 33 Option                                        4.5
     Assignment Agreement                                     3.1
     BSS Construction Agreement                          Recitals
     HSR Act                                                  8.3
     Indemnified Party                                       12.4
     Indemnifying Party                                      12.4
     In-Orbit Testing                                      2.1(b)
     Loral                                               Recitals
     Party or Parties                                    Preamble
     Pre-Closing                                              9.1
     Satellite or Satellites                             Recitals

             Second Anniversary Date                 11.2(c)
             Telesat                                Preamble
             Telesat Damages                            12.6
             Telesat Indemnitees                        12.3
             Tempo                                  Preamble
             Tempo Damages                              12.5
             Tempo Indemnitees                          12.2
             Term Sheet                                  8.9
             TT&C Ground Station Equipment               4.3
             Two-Channel Transponder Simulator           3.1

SECTION 2.   LAUNCH OF SATELLITES; ITU/IFRB REGISTRATION.

             2.1   Launch of Satellites.
                   --------------------

                   (a) Telesat agrees that Loral may launch the Satellites into the 82DEGREES West orbital location at any time after the Telesat Required Consents have been obtained and Telesat has delivered to Tempo the Telesat Authorization Certificate.

                   (b) Tempo agrees that it remains responsible under the BSS Construction Agreement (i) to give Loral access to Tempo's communications uplink facility in the United States for the purposes of In-Orbit Testing (as defined in the BSS Construction Agreement) of the First Launched Satellite and the Second Launched Satellite, (ii) at least 60 days prior to the launch of the First Launched Satellite and the Second Launched Satellite, to supply at Tempo's communications uplink facility in the United States, the radio frequency equipment identified in Attachment F to the BSS Construction Agreement as being provided by Tempo and (iii) to meet with Loral at least 180 days prior to launch of the First Launched Satellite and the Second Launched Satellite to confirm the availability of the radio frequency equipment which Tempo is obligated to provide.

                   (c) With respect to any Satellites launched under the BSS Construction Agreement after the First Launched Satellite and the Second Launched Satellite, Telesat agrees (i) that it will give Loral access to Telesat's communications uplink facility for the purposes of In-Orbit Testing (as defined in the BSS Construction Agreement) of each such Satellite, (ii) at least 60 days prior to the launch of each such Satellite, to supply at the communications uplink facility at its cost, the radio frequency equipment identified in Attachment F to the BSS Construction Agreement as being provided by Tempo and (iii) to meet with Loral at least 180 days prior to launch of each such Satellite to confirm the availability of the radio frequency equipment which Telesat is obligated to provide.

             2.2   ITU/IFRB Registration. Telesat is responsible for supporting
                   ---------------------
Industry Canada with radio frequencies coordination and the preparation of filings for International Telecommunications Union/International Frequency Registration Board (ITU/IFRB) registration with respect to the Satellites. Telesat will submit all such ITU/IFRB filings to Tempo reasonably in advance of making such filings with Industry Canada for Tempo's review and comment and will not make any such filings without Tempo's written consent to the contents of such filings; provided that Tempo shall confirm in writing the giving or denial of the consent to the contents of such filing within three Business Days of the receipt thereof. If Tempo shall not have given or denied such consent within such three Business Day period, Tempo shall be deemed to have consented to the contents of such filing. If Tempo shall deny such consent within such period, it shall specify with reasonable particularity the reasons for such denial. If any ITU/IFRB filing with respect to the Satellites contains modifications from the nominal plan (filed with the ITU/IFRB) that alter the in-orbit Performance Specifications (including the Amendment No. 13 Performance Specifications) of the Satellites, the Performance Specifications (including the Amendment No. 13 Performance Specifications) will be adjusted to take into account the deviations from the nominal plan for the purposes of applying the Performance Specifications (including the Amendment No. 13 Performance Specifications) under this Agreement.[*****]

             2.3   Use of Satellite Pending Closing. Tempo acknowledges and
                   --------------------------------
agrees to the provisions of Sections 2.2 and 2.4 of the Operating Services Agreement with respect to the use of the Satellites pending Closing.

SECTION 3.   PURCHASE AND SALE OF THE SATELLITES.

             Subject to the terms and conditions set forth in this Agreement, the Parties will effect the purchase and sale of the Satellites and the Deliverable Items as follows:

             3.1   Purchase and Sale of First Successfully Delivered Satellite.
                   -----------------------------------------------------------
In consideration of, and in exchange for, payment by Telesat of the Purchase Price of First Successfully Delivered Satellite, Tempo will sell, convey, assign and transfer to Telesat on the First Closing Date, all of Tempo's right, title and interest in, to and under the First Successfully Delivered Satellite and the Deliverable Items transferred to it by Loral on or before the First Closing Date other than the Two-Channel Transponder Simulator identified as Item 3 in Section
4.1 of the BSS Construction Agreement (the "Two-Channel Transponder Simulator"), free and clear of all Encumbrances, except Permitted Encumbrances, such assignment to be effected pursuant to an Assignment Agreement in the form attached to this Agreement as EXHIBIT B (the "Assignment Agreement"). Tempo is not assigning to Telesat any of its rights or obligations under the Construction Financing Agreements or the BSS Construction Agreement except to the extent certain rights of Tempo under the BSS Construction Agreement are extended or assigned to Telesat pursuant to the Loral Side Agreement.

             3.2   Purchase and Sale of Second Successfully Delivered Satellite.
                   ------------------------------------------------------------
If the BSS Construction Agreement continues in effect following the First Closing Date, on the Second Closing Date Tempo will sell, convey, assign and transfer to Telesat in consideration of and in exchange for, payment by Telesat of the Purchase Price of Second Successfully Delivered Satellite, all of Tempo's right, title and interest in, to and under the Second Successfully Delivered Satellite and the Deliverable Items transferred to it by Loral on or before such Second Closing Date and not previously assigned to Telesat pursuant to Section 3.1, free and clear of all Encumbrances, except Permitted Encumbrances, such assignment to be effected pursuant to an Assignment Agreement.

             3.3   Payment of Satellite Purchase Price. Telesat will pay to
                   -----------------------------------
Tempo by wire transfer of immediately available funds on the First Closing Date and, if applicable, on the Second Closing Date, an amount equal to the Satellite Purchase Price for the Satellite being sold to Telesat on such date minus the Transponder Purchase Price for the Transponders being sold to TCI on such date. Tempo hereby agrees that on each Closing Date, Telesat may offset an amount of the Satellite Purchase Price equal to, and against, the amount of the Transponder Purchase Price payable by TCI to Telesat on such Closing Date and Telesat hereby agrees that TCI may offset the amount of the Transponder Purchase Price payable by TCI to Telesat on such Closing Date against an equal amount of the Satellite Purchase Price payable by Telesat to Tempo on such date.

SECTION 4.   ISSUES UNDER BSS CONSTRUCTION AGREEMENT.

             4.1   Pre-Shipment Inspections.  Pursuant to Article 9 of the BSS
                   ------------------------
Construction Agreement ("Article 9"), Tempo has certain rights with respect to pre-shipment inspection of the Satellites and the Deliverable Items. Tempo agrees to allow Telesat to be present at all pre-shipment inspections which occur after the date of this Agreement and to consult in good faith with Telesat regarding the content of any notices, waivers, reports or other communications to be delivered to Loral pursuant to Article 9; provided, that Tempo shall retain final authority with respect to all decisions and communications to be made under Article 9 and Telesat's approval shall not be required with respect to any such decisions or communications other than with respect to any waiver under the BSS Construction Agreement that (i) would have a material adverse effect on achieving a mission life of at least 12 years and 100% of the transponders and payload and bus redundancy availability; (ii) would cause an adverse deviation from the Amendment No. 13 Performance Specifications for sidelobe isolation, antenna beam pointing accuracy, attitude control, tracking, telemetry and command requirements that would materially impair Telesat's ability to operate the Satellites or impair Telesat's ability to operate the Satellites within the limits of the Legal Requirements and Required Consents; or
(iii) would cause a material adverse deviation from the Amendment No. 13 Performance Specifications for saturation flux density operating in both the automatic level control and fixed gain modes, antenna cross-polarization isolation, spurious outputs, multipaction and passive intermodulation products, and EIRP and G/T polygons and city tables, all to the extent that such deviations from the Amendment No. 13 Performance Specifications would prevent Telesat, pursuant to Section 3 of the Operating Services Agreement, from designating five transponders that meet the Amendment No. 13 Performance Specifications as Telesat Transponders, were the Satellites to be accepted pursuant to Article 10 of the BSS Construction Agreement ("Article 10").

             4.2   Satellite Acceptance. Pursuant to Article 10, Tempo has
                   --------------------
certain rights with respect to acceptance of the Satellites. Tempo agrees to allow Telesat to be present at In-Orbit Testing of the Satellites and at acceptance review sessions with respect to the Satellites and to consult in good faith with Telesat regarding the content of any notices, waivers, reports or other communications to be delivered to Loral pursuant to Article 10; provided, that Tempo shall retain final authority with respect to all decisions and communications to be made under Article 10 and Telesat's approval shall not be required with respect to any such decisions or communications other than with respect to any waiver under the BSS Construction Agreement that (i) would have a material adverse effect on achieving a mission life of at least six years and 50% of the transponders and payload and bus redundancy availability; (ii) would cause an adverse deviation from the Amendment No. 13 Performance Specifications for sidelobe isolation, antenna beam pointing accuracy, attitude control, tracking, telemetry and command requirements that would materially impair Telesat's ability to operate the Satellites or impair Telesat's ability to operate the Satellites within the limits of the Legal Requirements and Required Consents; or (iii) would cause a material adverse deviation from the Amendment No. 13 Performance Specifications for saturation flux density operating in both the automatic level control and fixed gain modes, antenna cross-polarization isolation, spurious outputs, multipaction and passive intermodulation products, and EIRP and G/T polygons and city tables, all to the extent that such deviations from the Amendment No. 13 Performance Specifications would prevent Telesat, pursuant to Section 3 of the Operating Services Agreement, from designating five transponders that meet the Amendment No. 13 Performance Specifications as Telesat Transponders, were the Satellites to be accepted pursuant to Article 10.

             4.3   Acceptance Inspection of Other Deliverable Items. Pursuant to
                   ------------------------------------------------
Article 11 of the BSS Construction Agreement ("Article 11"), Tempo has certain rights with respect to acceptance inspection for the Deliverable Items. Tempo agrees to allow Telesat to be present at all inspections and acceptance review sessions with respect to the Deliverable Items which occur after the date of this Agreement and to consult with Telesat regarding the content of any notices, waivers, reports or other communications to be delivered to Loral pursuant to
Article 11; provided, that, except with respect to TT&C Ground Station Equipment (as defined in the BSS Construction Agreement and as to which Telesat shall have final authority), Tempo shall retain final authority with respect to all decisions and communications to be made under Article 11 and Telesat's approval shall not be required with respect to any such decisions or communications.

             4.4   Amendments to BSS Construction Agreement. Tempo agrees that
                   ----------------------------------------
it will not amend the BSS Construction Agreement without the prior written consent of Telesat if such amendment (i) would have a material adverse effect on achieving a mission life of at least 12 years and 100% of the transponders and payload and bus redundancy availability; (ii) would cause an adverse deviation from the Amendment No. 13 Performance Specifications for sidelobe isolation, antenna beam pointing accuracy, attitude control, tracking, telemetry and command requirements that would materially impair Telesat's ability to operate the Satellites or impair Telesat's ability to operate the Satellites within the limits of the Legal Requirements and Required Consents; or (iii) would cause a material adverse deviation from the Amendment No.

13 Performance Specifications for saturation flux density operating in both the automatic level control and fixed gain modes, antenna cross-polarization isolation, spurious outputs, multipaction and passive intermodulation products, and EIRP and G/T polygons and city tables, all to the extent that such deviations from the Amendment No. 13 Performance Specifications would prevent Telesat, pursuant to Section 3 of the Operating Services Agreement, from designating five transponders that meet the Amendment No. 13 Performance Specifications as Telesat Transponders, were the Satellites to be accepted pursuant to Article 10 of the BSS Construction Agreement. Tempo agrees that it will deliver a copy of each Amendment to the BSS Construction Agreement entered into after the date hereof to Telesat.

             4.5   Successor Satellites.  Pursuant to Article 33 of the BSS
                   --------------------
Construction Agreement, Tempo has the option (the "Article 33 Option") to terminate the BSS Construction Agreement in the event of two successive satellite failures thereunder. If Tempo desires to exercise the Article 33 Option, it shall give prompt written notice (the "Article 33 Notice") to Telesat regarding its decision prior to its exercise of such option. Telesat shall then have the option to cause Tempo not to exercise the Article 33 Option and instead to cause Loral to build a replacement satellite in accordance with the terms of the BSS Construction Agreement. The option granted to Telesat in this Section
4.5 must be exercised by written notice to Tempo given within five Business Days following Tempo's giving of the Article 33 Notice and the exercise of such option must be accompanied by [*****] for one Satellite if the Article 33
Option becomes exercisable after one Satellite has been Successfully Delivered or for two Satellites if the Article 33 Option becomes exercisable before Successful Delivery of any Satellite, in each case to the extent already paid by Tempo. Following exercise by Telesat of the option granted to it in this Section 4.5, this Agreement and the Operating Services Agreement shall continue in effect.

SECTION 5.   REPRESENTATIONS AND WARRANTIES OF TELESAT.

             To induce Tempo to enter into this Agreement, Telesat represents and warrants to Tempo, as of the date of this Agreement and as of the First and Second Closing Dates with respect to each Satellite, except with respect to representations and warranties made as of a specific date, as follows:

             5.1   Organization and Qualification.  Telesat is a corporation,
                   ------------------------------
validly existing and in good standing under the laws of Canada and has all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets, except where the failure to have such power and authority would not have a material adverse effect on Telesat or its ability to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. Telesat has delivered to Tempo complete and correct copies of the Articles of Continuance and Bylaws of Telesat, which Articles of Continuance and Bylaws have not been amended, modified or rescinded and are in full force and effect.

             5.2   Authority and Validity.  Subject to obtaining the approval
                   ----------------------
of the board of directors of Telesat, Telesat has all requisite corporate power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. Subject to obtaining the consent of Telesat's board of directors, the execution and delivery by Telesat of, the performance by Telesat of its obligations under, and the consummation by Telesat of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of Telesat. Telesat will deliver to Tempo on or before May 27, 1996, complete and correct copies of resolutions, certified by Telesat's secretary, authorizing such execution, delivery, performance and consummation, which have been duly adopted by Telesat's board of directors, and which have not been amended, modified or rescinded and are in full force and effect. Subject to obtaining the approval of the board of directors of Telesat, this Agreement has been duly executed and delivered by Telesat and is the valid and binding obligation of Telesat, enforceable against Telesat in accordance with its terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

             5.3   No Breach or Violation.  Subject to obtaining the Telesat
                   ----------------------
Required Consents, including those listed on SCHEDULE 1, the execution, delivery and performance of this Agreement by Telesat will not: (a) violate any provision of the Articles of Continuance or Bylaws of Telesat; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person; or (d) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Telesat under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Telesat is a party or by which Telesat or any of its assets is bound or affected, except for purposes of clauses (b) or (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on the ability of Telesat to perform its obligations under this Agreement. SCHEDULE 1 lists all Telesat Required Consents of which Telesat is aware as of the date of this Agreement.

             5.4   Legal Proceedings. Except as set forth on SCHEDULE 3, except
                   -----------------
as may affect the DBS industry generally, and except with respect to any filings made with the CRTC or Industry Canada opposing Telesat's applications for CRTC authorization of the transactions contemplated by this Agreement and for a Radio Authorization for the 82 degrees West orbital location, there is no judgment or order outstanding, or any action, suit, complaint, proceeding or investigation by or before any Governmental Authority or any arbitrator pending against Telesat or its assets, or to Telesat's best knowledge, threatened against Telesat or its assets, which, if adversely determined, would be reasonably expected to have a material adverse effect on the ability of Telesat to consummate the transactions contemplated by this Agreement or the Operating Services Agreement.

             5.5   Finders and Brokers. Neither Telesat nor any of its
                   -------------------
Affiliates has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or the Operating Services Agreement for which Tempo or any of its Affiliates could be liable.

SECTION 6.   REPRESENTATIONS AND WARRANTIES OF TEMPO.

             To induce Telesat to enter into this Agreement, Tempo represents and warrants to Telesat, as of the date of this Agreement and as of the First and Second Closing Dates, except representations and warranties made as of a specific date as follows:

             6.1   Organization.  Tempo is a corporation duly organized, validly
                   ------------
existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets, except where the failure to have such power and authority would not have a material adverse effect on Tempo. Tempo has delivered to Telesat complete and correct copies of the Articles or Certificate of Incorporation and Bylaws of Tempo, which Articles or Certificate of Incorporation and Bylaws have not been amended, modified or rescinded and are in full force and effect.

             6.2   Authority and Validity. Subject to obtaining the approval of
                   ----------------------
the board of directors of Tempo, Tempo has all requisite corporate power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. Subject to obtaining the approval of the board of directors of Tempo, the execution and delivery by Tempo of, the performance by Tempo of its obligations under, and the consummation by Tempo of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of Tempo. Tempo will deliver to Telesat on or before May 27, 1996, complete and correct copies of resolutions, certified by Tempo's secretary, authorizing such execution, delivery, performance and consummation, which have been duly adopted by Tempo's board of directors and which have not been amended, modified or rescinded and are in full force and effect. Subject to obtaining the approval of the board of directors of Tempo, this Agreement has been duly executed and delivered by Tempo and is the valid and binding obligation of Tempo, enforceable against Tempo in accordance with its terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies

             6.3   No Breach or Violation. Subject to obtaining the Tempo
                   ----------------------
Required Consents, including those listed on SCHEDULE 2, the execution, delivery and performance of this Agreement by Tempo will not: (a) violate any provision of the charter or bylaws of Tempo; (b) violate any Legal Requirement; (c) subject to the obligations of Tele-Communications, Inc. under the agreement described on SCHEDULE 5, require any consent, approval or authorization of, or any filing with or notice to, any Person; or (d) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Tempo under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Tempo is a party or by which Tempo or any of its assets is bound or affected, except for purposes of clauses (b) or (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on Tempo, or on the ability of Tempo to perform its obligations under this Agreement. SCHEDULE 2 lists all Tempo Required Consents of which Tempo is aware as of the date of this Agreement.

             6.4   Ownership of Satellites. On each Closing Date, Tempo will be
                   -----------------------
the legal and beneficial owner of the Satellite(s) which are being sold to Telesat on such Closing Date, free and clear of all Encumbrances of any kind or nature, except Permitted Encumbrances.

             6.5   Finders and Brokers. Neither Tempo nor any of its Affiliates
                   -------------------
has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or the Operating Services Agreement for which Telesat or any of its Affiliates could be liable.

             6.6   Legal Proceedings. Except as set forth on SCHEDULE 4, except
                   -----------------
as may affect the DBS industry generally, and except with respect to any filings made with the FCC opposing Tempo's or TCI's application for a license to uplink to the Satellites, there is no judgment or order outstanding, or any action, suit, complaint, proceeding or investigation by or before any Governmental Authority or any arbitrator pending against Tempo or its assets, or to Tempo's best knowledge, threatened against Tempo or its assets, which, if adversely determined, would be reasonably expected to have a material adverse effect on the ability of Tempo to consummate the transactions contemplated by this Agreement or the Operating Services Agreement.

             6.7   Construction Financing Agreement.  All borrowings under the
                   --------------------------------
Construction Financing Agreements have been and will be used to finance or refinance the payment of amounts or items included in the Satellite Purchase Price.

             6.8   BSS Construction Agreement. Tempo is not in breach or default
                   --------------------------
of any of its obligations under the BSS Construction Agreement where such breach or default would have a material adverse effect on the ability of Tempo to perform its obligations under this Agreement or on the ability of TCI to perform the Operating Services Agreement.

SECTION 7.   WARRANTIES AND LIMITATION OF LIABILITY.

             7.1   Disclaimer of Warranties.  ANY AND ALL EXPRESS AND IMPLIED
                   ------------------------
WARRANTIES WITH RESPECT TO THE SATELLITES, THE TRANSPONDERS THEREON, AND THE DELIVERABLE ITEMS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED. IT EXPRESSLY IS AGREED THAT TEMPO HAS NO OBLIGATIONS OR LIABILITIES FOR ANY FAILURE OF A SATELLITE OR ANY TRANSPONDER THEREON TO PERFORM IN ACCORDANCE WITH THE PERFORMANCE SPECIFICATIONS OR FOR ANY FAILURE OF A DELIVERABLE ITEM TO PERFORM (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM NEGLIGENCE). IT EXPRESSLY IS AGREED THAT TELESAT'S EXCLUSIVE REMEDIES FOR ANY FAILURE OF A SATELLITE OR ANY TRANSPONDER THEREON ARE LIMITED TO REMEDIES AGAINST LORAL AS SET FORTH IN THE LORAL SIDE AGREEMENT AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED.

             7.2   Limitation of Liability. NEITHER PARTY SHALL BE LIABLE
                   -----------------------
DIRECTLY OR INDIRECTLY TO THE OTHER OR TO ANY PERMITTED ASSIGNEES OR SUCCESSOR OWNERS OF THE SATELLITE(S) OR ANY TRANSPONDERS ON THE SATELLITES OR ANY DELIVERABLE ITEMS FOR ANY AMOUNTS (INCLUDING ANY SUCH AMOUNTS CLAIMED BY THIRD PARTIES) REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS CONTRACT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS OR SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTES OR ANY OTHER LEGAL THEORY, UNLESS SUCH ACT OR OMISSION ARISES FROM THE NON-CLAIMING PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TELESAT AGREES TO AN EQUIVALENT LIMITATION OF LIABILITY WITH RESPECT TO LORAL. EACH PARTY SHALL USE ITS BEST EFFORTS, WHEN NEGOTIATING AGREEMENTS WITH SATELLITE OR TRANSPONDER USERS AND OTHER PARTIES HAVING A FINANCIAL INTEREST IN THE OPERATION AND USE OF THE SATELLITES OR THE TRANSPONDERS ON THE SATELLITES, TO OBTAIN SUCH PARTY'S AGREEMENT TO AN EQUIVALENT LIMITATION OF LIABILITY WITH RESPECT TO LORAL AND THE OTHER PARTY HERETO AND THEIR SUBCONTRACTORS AND SUPPLIERS AT ANY TIER; PROVIDED, HOWEVER, THAT NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ITS FAILURE TO OBTAIN SUCH LIMITATIONS OF LIABILITY.

WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL TEMPO BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE

OR NOT, OCCASIONED BY ANY DEFECT IN THE SATELLITES, THE TRANSPONDERS ON THE SATELLITES, THE DELIVERABLE ITEMS, DELAY IN DELIVERY OF THE SATELLITES, FAILURE OF THE SATELLITES, THE TRANSPONDERS ON THE SATELLITES OR THE DELIVERABLE ITEMS TO PERFORM OR ANY OTHER CAUSE WHATSOEVER. TEMPO MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING THE SATELLITES, THE TRANSPONDERS ON THE SATELLITES OR THE DELIVERABLE ITEMS.

SECTION 8.   ADDITIONAL COVENANTS.

             8.1   Required Consents; Industry Canada License Fees. Telesat will
                   -----------------------------------------------
diligently pursue and negotiate in good faith with the CRTC to obtain the consent of the CRTC on or before May 31, 1996 on terms reasonably satisfactory to Telesat and Tempo and will diligently attempt to satisfy the conditions of Industry Canada set forth in its letter dated February 27, 1996 to the extent capable of or appropriate for satisfaction on or before May 31, 1996. Tempo will diligently pursue and negotiate in good faith with the FCC to obtain a license to uplink to the Satellites on or before May 31, 1996. Telesat will provide to TCI on or before May 31, 1996 its proposed form of the Telesat
Authorization Certificate.   Telesat will use its best efforts to reach
agreement with Industry Canada as to the actual Industry Canada License Fee by May 31, 1996.

             8.2   Maintenance of Required Consents. Each Party will take all
                   --------------------------------
steps necessary or proper to preserve, renew and maintain in full force and effect its Required Consents once they are obtained and to comply with the same, including the defense of any action brought by a Governmental Authority with respect to its Required Consents. After each applicable Closing Date, each Party will apply for any additional authorizations, permits, licenses or consents necessary to carry out its obligations hereunder, including, in the case of Telesat, modifications and additions to the Telesat Required Consents from Canadian Governmental Authorities or Persons as may be necessary to enable Tempo to use the Tempo Transponders to transmit television programming and other services into the United States and will comply with all applicable Legal Requirements necessary to perform its obligations hereunder. Each Party will give prompt written notice to the other Party of (a) the issuance of any citation or order relating to its Required Consents that would have a material adverse effect on its ability to perform its obligations under this Agreement,
(b) any lapse, suspension, revocation, rescission or other termination of its Required Consents, (c) any notice to such Party of an alleged breach or violation by such Party or any other Person of its Required Consents, (d) any proceedings related to such Party's Required Consents if the outcome of such proceedings could have a material adverse effect on such Party's ability to perform its obligations hereunder or (e) any refusal of any Person to grant, renew or extend such Party's Required Consents. Each Party will provide copies to the other party of any and all applications, filings, requests for modifications or other documents to be submitted to any Governmental Authority in connection with the Required Consents and will give the other Party an opportunity to comment on any aspects of the same that affect such Party reasonably prior to their submission, and simultaneously with submission thereof, will provide a copy thereof to such Party.

             8.3   HSR Notification. As soon as practicable after the execution
                   ----------------
of this Agreement, but in any event no later than 30 days after such execution (or, if later, 15 days after the date on which such filing requirements become applicable), the ultimate parent entity of each of Tempo and Telesat will complete and file, or cause to be completed and filed, any notification and report required to be filed in connection with the transactions contemplated under this Agreement and the Operating Services Agreement, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Each of the Parties will take any additional action that may be necessary, proper or advisable, will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. The Parties shall take all commercially reasonable actions to respond promptly to any requests for additional information from any Governmental Authority in connection with the HSR Act. Tempo and Telesat will each pay one-half of any required filing fee under the HSR Act.

             8.4   Notification of Certain Matters. Each of Tempo and Telesat
                   -------------------------------
will promptly notify the other from time to time up to Closing of any fact, event, circumstance or action (a) which, if known on the date of this Agreement, would have been required to be disclosed to the other pursuant to this Agreement or (b) the existence or occurrence of which would cause any of Tempo's or Telesat's, as the case may be, representations or warranties under this Agreement not to be correct and complete in any material respect if they were made as of such date.

             8.5   Transfer Taxes. Telesat will be responsible for the payment
                   --------------
of any federal, provincial or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Canadian Governmental Authority with respect to the transfer of the Satellites and the Deliverable Items pursuant to this Agreement; provided, that in no event will Telesat be responsible for the payment of any income taxes to which Tempo may be subject. Tempo will be responsible for the payment of any federal, state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any United States Governmental Authority with respect to the transfer of the Satellites and the Deliverable Items pursuant to this Agreement; provided, that in no event will Tempo be responsible for the payment of any income taxes to which Telesat may be subject.

             8.6   Updated Schedules.  Not less than 5 nor more than 10 Business
                   -----------------
Days prior to the Pre-Closing and each Closing, Telesat will deliver to Tempo revised copies of SCHEDULES 1 AND 3 and Tempo will deliver to Telesat revised copies of SCHEDULES 2, 4 AND 5 which shall have been updated to show any changes occurring between the date of this Agreement and the date of delivery; provided, however, that for purposes of the Parties' representations and warranties and covenants in this Agreement, all references to the Schedules will mean the version of the Schedules attached to this Agreement on the date of signing.

             8.7   Satisfaction of Conditions. Each Party will assist the other
                   --------------------------
Party in satisfying the conditions to the obligations of the other Party to consummate the transactions contemplated by this Agreement, as set forth in
Section 10, provided, that, in the case of the Required Consents, such Required Consents are on terms and conditions reasonably satisfactory to each Party. Without limiting the foregoing, each Party agrees to assist the other Party in its efforts to obtain the Required Consents applicable to such Party.

             8.8   Confidentiality Regarding Terms and Existence of Agreement.
                   ----------------------------------------------------------
None of the Parties will issue any press release or make any other public announcement regarding this Agreement or the transactions contemplated hereby without the consent of the other Party, such consent not to be unreasonably delayed or denied. Each Party will hold, and will cause its employees, consultants, advisors and agents to hold, in confidence, the existence and terms of this Agreement, except to the extent the existence or terms of this Agreement are or become a matter of public record, and any non-public information concerning any other Party obtained pursuant to this Agreement. Notwithstanding the preceding, a Party may disclose such information to the extent required by any Legal Requirement (including disclosure requirements under federal, provincial and state securities laws) or as a condition of obtaining any Required Consent, but the Party proposing to disclose such information will first notify and consult with the other Parties concerning the proposed disclosure, to the extent reasonably feasible. Each Party also may disclose such information to employees, consultants, advisors, agents and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement; provided that such representatives will be required to observe the terms of this Section 8.8. Each Party's obligation to hold information in confidence will be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information.

             8.9   91 degrees Orbital Location. Tempo and TCI have submitted a
                   ---------------------------
term sheet Telesat which outlines the financial terms on which TCI would be willing to permit the Second Successfully Delivered Satellite to be launched into the 91degrees West orbital location for a period ending no later than July 1, 1999 (the "Term Sheet"). The Term Sheet is attached to this Agreement as EXHIBIT C. If Telesat notifies Tempo by May 15, 1996 that it wishes to proceed with the deal outlined in the Term Sheet, Tempo agrees to negotiate in good faith, and to cause TCI to negotiate in good faith, with Telesat to reach a written agreement with Telesat by May 31, 1996 that contains (i) substantially the terms set forth in the Term Sheet and such other terms and conditions as are customary in transactions of the type contemplated by the Term Sheet and are consistent with the relevant terms and conditions in the Operating Services Agreement and (ii) such modifications to this Agreement and the Operating Services Agreement as may be required to effect the result that the obligations of the parties to such agreements with respect to the Satellite being launched into the 91 degrees West orbital slot will, except with respect to financial terms, mirror the obligations the Party has under this Agreement and the Operating Services Agreement with respect to the Satellite being launched into the 82 degrees West orbital slot. The intention of Telesat, TCI and Tempo is that TCI's obligations under the Operating Services Agreement will not increase as a result of the transaction between TCI and Telesat described in the Term Sheet.

SECTION 9.   CLOSING.

             9.1   Pre-Closing. At least five days prior to the Shipment Date
                   -----------
for each Satellite, the Parties will conduct a pre-closing ("Pre-Closing") in for accordance with the provisions of this Section 9.1. If all conditions specified in Section 10 to the obligations of the Parties to consummate the transactions contemplated by this Agreement have not been satisfied as of the Pre-Closing Date and could not be satisfied if Closing were to occur on the date of such Pre-Closing (assuming that Successfully Delivery of the Satellite with respect to which such Pre-Closing is being held had occurred), Tempo will have no obligation to instruct Loral to ship such Satellite to its Launch Site or to launch such Satellite into the 82degrees West orbital location unless the Party or Parties entitled to waive any unsatisfied conditions have waived such conditions in writing. Unless the Parties otherwise agree, and notwithstanding any provision to the contrary in this Agreement, any condition to a Party's obligations under this Agreement or the Operating Services Agreement or to TCI's obligations under the Operating Services Agreement that such Party or TCI waives in writing as of the Pre-Closing Date will, to the extent so waived, no longer be a condition to such Party's or TCI's obligation to close the transactions contemplated by this Agreement or the Operating Services Agreement. If a Party is aware as of a Pre-Closing Date of an unsatisfied condition to its obligations under this Agreement or the Operating Services Agreement and does not then notify the other Party of the existence of such unsatisfied condition, the non-notifying Party shall be deemed to have waived such condition as of the Pre-Closing Date, with the same effect specified in the preceding sentence for written waivers.

                   9.1.1   The conditions to Telesat's obligations set forth in
Section 10.2 will be deemed to be capable of being satisfied as of a Pre-Closing Date if on such Pre-Closing Date: (a) Tempo in all material respects has performed and complied with, or could if Closing were then to occur perform and comply with, each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Tempo prior to or at the Closing,
(b) all representations and warranties of Tempo contained in this Agreement are, if specifically qualified by materiality, true in all respects and, if not so qualified, true in all material respects, in each case on and as of the Pre-Closing Date with the same effect as if made on and as of the Pre-Closing Date, except for changes permitted or contemplated by this Agreement or the Operating Services Agreement and except with respect to representations and warranties made as of a specific date; (c) the BSS Construction Agreement is in full force and effect and no waivers under or amendments to the BSS Construction Agreement for which the consent of Telesat is required under Section 4 of this Agreement have been made or entered into without the consent of Telesat; (d) Tempo delivers to Telesat on such Pre-Closing Date a certificate of the President or Vice President of Tempo certifying as to the matters in (a), (b) and (c); (e) TCI in all material respects has performed and complied with, or could if Closing were then to occur perform and comply with, each obligation, agreement, covenant and condition required by the Operating Services Agreement to be performed or complied with by TCI prior to or at the Closing; (f) all representations and warranties of TCI contained in the Operating Services Agreement are, if specifically qualified by materiality, true in all respects and, if not so qualified, true in all material respects, in each case on and as of the Pre-Closing Date with the same effect as if made on and as of the Pre-Closing Date, except for changes permitted or contemplated by this Agreement or the Operating Services Agreement and except with respect to representations and warranties made as of a specific date; (g) TCI delivers to Telesat on such Pre-Closing Date a certificate of the President or Vice President of TCI certifying as to the matters in (e) and (f);
(h) Tempo delivers to Telesat (i) complete and correct copies of all Tempo Required Consents; (ii) the opinions required under Section 10.2.5, dated as of the Pre-Closing Date; and (iii) its written agreement to deliver to Telesat on the Closing Date such documents as Telesat has requested in writing be delivered pursuant to Section 10.2.8.

                   9.1.2   The conditions to Tempo's obligations set forth in
Section 10.3 will be deemed to be capable of being satisfied as of a Pre-Closing Date if on such Pre-Closing Date: (a) Telesat delivers evidence satisfactory to Tempo acting reasonably that Telesat will have funds on the Closing Date that are in an amount equal to the Purchase Price of First Successfully Delivered Satellite minus the Transponder Purchase Price payable by TCI for the transponders to be acquired by it on the First Successfully Delivered Satellite or, if such Pre-Closing Date is for the Second Closing, the Purchase Price of Second Successfully Delivered Satellite minus the Transponder Purchase Price payable by TCI on the Second Closing Date; (b) Telesat in all material respects has performed and complied with, or could if Closing were then to occur perform and comply with, each obligation, agreement, covenant and condition required by this Agreement or the Operating Services Agreement to be performed or complied with by Telesat prior to the Closing; (c) all representations and warranties of Telesat contained in this Agreement and the Operating Services Agreement are, if specifically qualified by materiality, true in all respects and, if not so qualified, true in all material respects, in each case on and as of the Pre-Closing Date with the same effect as if made on and as of the Pre-Closing Date, except for changes permitted or contemplated by this Agreement or the Operating Services Agreement and except with respect to representations and warranties made as of a specific date; (d) Telesat delivers to Tempo a certificate of the President or Vice President of Telesat certifying as to the matters in (a), (b) and (c); and (e) Telesat delivers to Tempo complete and correct copies of (i) all Telesat Required Consents and the Telesat Authorization Certificate certifying that the matters covered by such certificate are true as of the Pre-Closing Date; (ii) the opinions required under Section 10.3.5, dated as of the Pre-Closing Date; and (iii) its written agreement to deliver to Tempo on the Closing Date such documents as Tempo has requested in writing be delivered pursuant to Section 10.3.7.

             9.2   Closing as to First Successfully Delivered Satellite. The
                   ----------------------------------------------------
First Closing shall occur for the First Successfully Delivered Satellite and the related Deliverable Items on the 180th day after the launch of such Satellite if
(i) such Satellite has then been Successfully Delivered; (ii) title to such Satellite has transferred from Loral to Tempo on or before such date; and (iii) all other conditions to the First Closing contained in this Agreement (other than those based on acts to be performed at the First Closing), including the obtaining of the Required Consents, have been satisfied or waived.

             9.3   Closing as to Second Successfully Delivered Satellite.  The
                   -----------------------------------------------------
Second Closing shall occur for the Second Successfully Delivered Satellite and the related Deliverable Items on the 180th day after the launch of such Satellite if (i) such Satellite has then been Successfully Delivered; (ii) title to such Satellite has transferred from Loral to Tempo on or before such date; and (iii) all other conditions to the Second Closing contained in this Agreement (other than those based on acts to be performed at the Second Closing), including the obtaining of the Required Consents, have been satisfied or waived.

             9.4   Location of Closing. All Pre-Closings, the First Closing and,
                   -------------------
if applicable, the Second Closing, will be held at 10:00 a.m. local time at the offices of Stikeman, Elliott in Toronto, or will be conducted by mail or at such place and time as Tempo and Telesat may agree.

SECTION 10.  CONDITIONS TO CLOSING.

             10.1  Conditions to the Obligations of the Parties. The obligations
                   --------------------------------------------
of each Party to consummate the transactions contemplated by this Agreement to take place at each Closing are subject to the satisfaction at or prior to each Closing Date of each of the following conditions or the waiver in writing by both Parties of such conditions:

                   10.1.1 All filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction, which has not been previously resolved, to restrain the consummation of the transactions contemplated by this Agreement or the Operating Services Agreement.

                   10.1.2 All Required Consents shall have been obtained on terms and conditions reasonably satisfactory to both Telesat and Tempo and shall remain in full force and effect on the applicable Closing Date and no facts or conditions shall exist which would constitute grounds for any Governmental Authority to suspend, revoke or annul any Required Consent.

                   10.1.3 No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement or interpretation thereof shall have been enacted, promulgated or deemed applicable after the date hereof and no order, decree, writ or injunction shall have been issued after the date hereof and remain in effect on the applicable Closing Date by any Governmental Authority which would or does restrain, enjoin, prohibit or otherwise make illegal (a) the consummation of the transactions contemplated by this Agreement or the Operating Services Agreement or (b) the intended use by TCI of the transponders to be purchased by it to transmit television programming and other services into the United States or (c) the use by any Canadian DBS Provider of the Telesat Transponders (as defined in the Operating Services Agreement) to transmit television programming and other services into

Canada, in each case other than any arrangement to which any Party or an Affiliate of any Party has entered into voluntarily.

             10.2  Conditions to the Obligations of Telesat.  The obligations of
                   ----------------------------------------
Telesat to consummate the transactions contemplated by this Agreement to take place at each Closing are subject to the satisfaction at or prior to each Closing Date of each of the following conditions or the waiver in writing by Telesat of such conditions:

                   10.2.1 All of the conditions to the obligations of Telesat to consummate the transactions contemplated by the Operating Services Agreement shall have been satisfied or be capable of being satisfied if closing thereunder were to then occur.

                   10.2.2 All representations and warranties of Tempo contained in this Agreement and of TCI contained in the Operating Services Agreement shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement or the Operating Services Agreement and except with respect to representations and warranties made as of a specific date.

                   10.2.3 Tempo in all material respects shall have performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Tempo at or prior to the Closing and TCI in all material respects shall have performed and complied with each obligation, agreement, covenant and condition required by the Operating Services Agreement to be performed or complied with by TCI at or prior to the Closing.

                   10.2.4 TCI shall have executed and delivered to Telesat the Assignment Agreement and the Security Agreement.

                   10.2.5 Telesat shall have received the opinions of corporate counsel and communications counsel for Tempo and TCI with respect to matters customarily covered in opinions given with respect to transactions of the type contemplated by this Agreement, dated the Closing Date, in form and substance reasonably satisfactory to Telesat, it being agreed that the forms of opinion accepted by Telesat at Pre-Closing will be deemed to be acceptable for Closing purposes as well.

                   10.2.6 Tempo shall have delivered to Telesat complete and correct copies of the Tempo Required Consents.

                   10.2.7 The BSS Construction Agreement shall be in full force and effect and no waivers under or amendments to the BSS Construction Agreement for which the consent of Telesat is required under Section 4 of this Agreement shall have been made or entered into without the consent of Telesat.

                   10.2.8 Tempo shall have delivered to Telesat such other documents as Telesat may reasonably and customarily have requested in writing prior to the Pre-Closing Date for such Closing in connection with the transactions contemplated by this Agreement and the Operating Services Agreement.

             10.3  Conditions to Obligations of Tempo.  The obligation of Tempo
                   ----------------------------------
to consummate the transactions contemplated by this Agreement to take place at each Closing are subject to the satisfaction at or prior to each Closing Date of each of the following conditions or the waiver by Tempo in writing of such conditions:

                   10.3.1 All of the conditions to the obligations of TCI to consummate the transactions contemplated by the Operating Services Agreement shall have been satisfied or be capable of being satisfied if closing thereunder were to then occur.

                   10.3.2 Tempo shall have received the Satellite Purchase Price in accordance with the provisions of Section 3 of this Agreement.

                   10.3.3 All representations and warranties of Telesat contained in this Agreement and the Operating Services Agreement shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement or the Operating Services Agreement and except with respect to representations and warranties made as of a specific date.

                   10.3.4 Telesat in all material respects shall have performed and complied with each obligation, agreement, covenant and condition required by this Agreement or the Operating Services Agreement to be performed or complied with by Telesat at or prior to the Closing.

                   10.3.5 Tempo shall have received the opinions of corporate counsel and communications counsel for Telesat with respect to matters customarily covered in opinions given with respect to transactions of the type contemplated by this Agreement, dated the Closing Date, in form and substance reasonably satisfactory to Tempo, it being agreed that the form of opinion accepted by Tempo at Pre-Closing will be deemed to be acceptable for Closing purposes as well.

                   10.3.6 Telesat shall have delivered to Tempo complete and correct copies of the Telesat Required Consents, and the Telesat Authorization Certificate signed by the President of Telesat and dated the Closing Date.

                   10.3.7 Telesat shall have delivered to Tempo such other documents as Tempo may reasonably and customarily have requested in writing prior to the Pre-Closing Date for such Closing in connection with the transactions contemplated by this Agreement and the Operating Services Agreement.

SECTION 11.  TERMINATION.

             11.1  Termination Prior to First Closing.  This Agreement may be
                   ----------------------------------
terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the First Closing:

                   (a)  by the mutual written consent of Tempo and Telesat; or

                   (b) (i) by either Party if Exhibit F to the Operating Services Agreement is not agreed to by both Parties by May 31, 1996, it being agreed that if Exhibit F is not agreed to by May 31, 1996 but neither Party terminates this Agreement on such date, the right of termination set forth in this Section 11.1(b)(i) will continue unless and until the Parties agree to Exhibit F; (ii) by either Party if the amount of the final Industry Canada License Fee is not determined by May 31, 1996 and the Parties have not by then agreed on an amendment to this Agreement regarding the allocation of that portion of the Industry Canada License Fee [*****], it being agreed that if this Agreement is terminable pursuant to this Section 11.1(b)(ii) on May 31, 1996 but neither Party terminates this Agreement on such date, the right of termination set forth in this Section 11.1(b)(ii) will continue unless and until the final Industry Canada License Fee [*****] or the parties agree to an amendment to this Agreement regarding the allocation of that portion of the Industry Canada License Fee [*****] ; (iii) by either Party if the final Industry Canada License Fee is determined by May 31, 1996 [*****] unless the Parties have agreed to an amendment to this Agreement by May 31, 1996 with respect to the allocation between the Parties of that portion of the Industry Canada License Fee [*****] it being agreed that if this Agreement is terminable pursuant to this Section 11.1(b)(iii) on May 31, 1996 but neither Party terminates this Agreement on such date, the right of termination set forth in this Section 11.1(b)(iii) will continue unless and until the parties agree to an amendment to this Agreement regarding the allocation of that portion, if any, of the Industry Canada License Fee [*****] ; (iv) by either Party if Telesat has not delivered to Tempo by May 27, 1996, correct and complete copies of resolutions of the board of directors of Telesat, certified by Telesat's secretary, authorizing the execution, delivery and performance by Telesat of this Agreement, the Operating Services Agreement, the Loral Side Agreement and all other documents, instruments and agreements to be delivered by Telesat in connection with such agreements, it being agreed that if such resolutions are not delivered to Tempo by May 27, 1996 but neither Party terminates this Agreement on such date, the right of termination set forth in this Section 11.1(b)(iv) will continue unless and until Telesat delivers such resolutions to Tempo; and (v) by Tempo if Telesat has not delivered to it on or before May 31, 1996, the Telesat Authorization Certificate signed by the President of Telesat, it being agreed that if the Telesat Authorization Certificate is not delivered to Tempo by May 31, 1996 but Tempo does not terminate this Agreement on such date, the right of termination set forth in this Section 11.1(b)(v) will continue unless and until Telesat delivers the Telesat Authorization Certificate to Tempo; or

                   (c) (i) by either Party if Tempo has not delivered to Telesat by May 27, 1996, correct and complete copies of resolutions of the board of directors of Tempo, certified by Tempo's secretary, authorizing the execution, delivery and performance by Tempo of this Agreement, the Loral Side Agreement and all other documents, instruments and agreements to be delivered by Tempo in connection with such agreements and correct and complete copies of resolutions of the board of directors of TCI, certified by TCI's secretary, authorizing the execution, delivery and performance by TCI of the Operating Services Agreement and all other documents, instruments and agreements to be delivered by TCI in connection therewith, it being agreed that if such resolutions are not delivered to Telesat by May 27, 1996 but neither Party terminates this Agreement on such date, the right of termination set forth in this Section 11.1(c)(i) will continue unless and until Tempo delivers such resolutions to Telesat; (ii) by Telesat, if Tempo has not delivered to Telesat by May 31, 1996, evidence that Tempo or TCI has obtained a license from the FCC to uplink to the Satellites upon launch, it being agreed that if such evidence is not delivered to Telesat by May 31, 1996 but Telesat does not terminate this Agreement on such date, the right of termination set forth in this Section 11.1(c)(ii) will continue unless and until Tempo delivers such evidence to Telesat and (iii) by Telesat if the Loral Side Agreement substantially in the form attached hereto as EXHIBIT D is not signed by Loral on or before May 10, 1996, it being agreed that if the Loral Side Agreement is not signed by Loral by May 10, 1996 but Telesat does not terminate this Agreement on such date, the right of termination set forth in this Section 11.1(c)(iii) will continue unless and until the Loral Side Agreement is signed by Loral (either in the form of EXHIBIT D or as modified with the consent of Telesat, not to be unreasonably withheld); or

                   (d) by either Tempo or Telesat if the transactions contemplated by this Agreement to take place at the First Closing have not been consummated on or before the date which is eighteen months from the date of this Agreement (the "Anniversary Date") for any reason other than (i) a material breach or default by such Party in the performance of any of its obligations under this Agreement or the Operating Services Agreement or by TCI in the performance of any of its obligations under the Operating Services Agreement;
(ii) the failure of any representation or warranty of such Party in this Agreement or the Operating Services Agreement (or of TCI in the Operating Services Agreement) that is specifically qualified by materiality to be true in all respects or the failure of any such representation and warranty that is not so qualified to be true in all material respects, (iii) the failure of Loral to Successfully Deliver at least one Satellite by the Anniversary Date if Tempo has not terminated the BSS Construction Agreement as of such date and is pursuing its rights thereunder to have Loral construct replacement Satellites thereunder, or (iv) the occurrence of an event of Force Majeure; provided, that if the First Closing has not occurred by the Anniversary Date because of an event of Force Majeure, the Parties shall negotiate in good faith for a period of six months following the

Anniversary Date to modify the terms of this Agreement to overcome such event of Force Majeure while preserving each Party's economic interest; or

                   (e) automatically, if the BSS Construction Agreement is terminated prior to the First Closing.

             11.2  Termination Following First Closing.  This Agreement may be
                   -----------------------------------
terminated as to the Second Closing and the transactions contemplated by Section
3.2 may be abandoned at any time after the First Closing but prior to the Second
Closing:

                   (a)  by the mutual written consent of Tempo and Telesat; or

                   (b) by Tempo if at any time after the First Closing the BSS Construction Agreement is terminated other than as a result of a material breach or default by Tempo under such agreement or Tempo elects in accordance with its rights under the BSS Construction Agreement to discontinue pursuing its rights to have Loral construct replacement Satellites thereunder; or

                   (c) by either Tempo or Telesat if the transactions contemplated by this Agreement to take place at the Second Closing have not been consummated on or before the date which is one year from the date of the First Closing (the "Second Anniversary Date") for any reason other than (i) a material breach or default by such Party in the performance of any of its obligations under this Agreement or the Operating Services Agreement or by TCI in the performance of any of its obligations under the Operating Services Agreement,
(ii) the failure of any representation or warranty of such Party in this Agreement or the Operating Services Agreement (or of TCI in the Operating Services Agreement) that is specifically qualified by materiality to be true in all respects or the failure of any such representation and warranty that is not so qualified to be true in all material respects; (iii) the failure of Loral to Successfully Deliver a second Satellite by the Second Anniversary Date if Tempo has not terminated the BSS Construction Agreement as of such date and is pursuing its rights thereunder to have Loral construct replacement Satellites, or (iv) the occurrence of an event of Force Majeure; provided, that if the Second Closing has not occurred by the Second Anniversary Date because of an event of Force Majeure, the Parties shall negotiate in good faith for a period of six months following the Second Anniversary Date to modify the terms of this Agreement to overcome such event of Force Majeure while preserving each Party's economic interest.

             11.3  Liabilities in Event of Termination.  Upon any termination of
                   -----------------------------------
this agreement pursuant to Section 11.1(a), (b) or (c) the Parties shall have no further obligations or liabilities to each other hereunder except pursuant to
Section 8.8. The termination or expiration of this Agreement for any other reason will in no way limit any obligation or liability of either Party based on or arising from a breach or default by such Party with respect to any of its representations, warranties, or any of its covenants or agreements contained in this Agreement which by their terms were to be performed prior to the date of termination or expiration, nor shall any such termination or expiration release either Party from its liabilities or obligations under Section 8.8 or Section.12.2, 12.3 or 12.4 of this Agreement to the extent applicable to obligations arising prior to termination.

             11.4  Procedure Upon Termination.  In the event of the termination
                   --------------------------
of this Agreement by Tempo or Telesat pursuant to this Section, notice of such termination will promptly be given by the terminating Party to the other Parties.

SECTION 12. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

             12.1  Survival of Covenants, Representations and Warranties After
                   -----------------------------------------------------------
Closing. The representations,  warranties and covenants of the Parties contained
-------
in this Agreement and in the documents and instruments to be delivered by the Parties pursuant to this Agreement will survive the First Closing and the Second Closing and will continue in full force and effect without limitation.

             12.2  Indemnification by Telesat.  Subject to the limitations on
                   --------------------------
liability set forth in Section 7 of this Agreement, Telesat will indemnify, defend and hold harmless Tempo and its shareholders and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons (the "Tempo Indemnitees"), from and against:

                   (a) all losses, damages, liabilities, deficiencies or obligations of or to any of the Tempo Indemnitees resulting from or arising out of (i) any representation or warranty made by Telesat in this Agreement not being true and accurate in all material respects when made or, in the case of any representation or warranty which is qualified by its terms by a materiality requirement, not being true and accurate when made, (ii) any material breach of any covenant, agreement or obligation of Telesat contained in this Agreement or the Loral Side Agreement, or, in the case of any agreement, covenant or obligation contained in this Agreement or the Loral Side Agreement which is qualified by a limitation that performance need only be material, any breach of such agreement, covenant or obligation, including any claim by Loral against Tempo which arises out of the same, (iii) any matter described on SCHEDULE 3; and

                   (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

             12.3  Indemnification by Tempo .  Subject to the limitations on
                   -------------------------
liability set forth in Section 7 of this Agreement, Tempo will indemnify, defend and hold harmless Telesat and its shareholders and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons (the "Telesat Indemnitees"), from and against:

                   (a) all losses, damages, liabilities, deficiencies or obligations of or to any of the Telesat Indemnitees resulting from or arising out of (i) any representation or warranty made Tempo in this Agreement not being true and accurate in all material respects when made or, in the case of any representation or warranty which is qualified by its terms by a materiality requirement, not being true and accurate when made, (ii) any material breach of any covenant, agreement or obligation of Tempo contained in this Agreement or the Loral Side Agreement, or, in the case of any agreement, covenant or obligation contained in this Agreement or the Loral Side Agreement which is qualified by a limitation that performance need only be material, any breach of such agreement, covenant or obligation, including any claim by Loral against Telesat which arises out of the same, (iii) any matter described on SCHEDULE 4; and

                   (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

             12.4  Third Party Claims.  Promptly after the receipt by any Person
                   ------------------
entitled to indemnification hereunder of notice of any claim, action, suit or proceeding by any Person who is not a Party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such Person (the "Indemnified Party") will give reasonable written notice to the Party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (b) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (c) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other Party will cooperate with the Party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such Party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section. No Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any tax for any period beginning after the applicable Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

             12.5  Limitations on Certain Indemnification Obligations - Telesat.
                   ------------------------------------------------------------
Telesat will not be liable for indemnification arising under Section 12.2 for
(a) any losses, damages, liabilities, deficiencies or obligations of or to any of the Tempo Indemnitees or (b) any claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this Section as "Tempo Damages") unless the amount of Tempo Damages for which Telesat would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, [*****], in which case Telesat will be liable for all such Tempo Damages, up to a maximum aggregable amount for all Tempo Damages of [*****], which will be due and payable within 15 days after Telesat's receipt of a statement therefor.

             12.6  Limitations on Certain Indemnification Obligations - Tempo.
                   ----------------------------------------------------------
Tempo will not be liable for indemnification arising under Section 12.3 for (a) any losses, damages, liabilities, deficiencies or obligations of or to any of the Telesat Indemnitees or (b) any claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this Section as "Telesat Damages") unless the amount of Telesat Damages for which Tempo would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, [*****] in which case Tempo will be liable for all such Telesat Damages, up to a maximum aggregable amount for all Telesat Damages of [*****], which will be due and payable within 15 days after Tempo's receipt of a statement therefor.

SECTION 13.  MISCELLANEOUS.

             13.1  Parties Obligated and Benefited.  Subject to the limitations
                   -------------------------------
set forth below, this Agreement will be binding upon the Parties and their respective assigns and successors in interest and will inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Parties, no Party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, provided that Tempo may, without the consent of any other Party, assign or delegate all of its rights and obligations under this Agreement to Primestar or any Affiliate of Tempo; provided that Tempo gives prior written notice to Telesat and delivers to Telesat an assumption agreement of such assignee pursuant to which such assignee assumes the obligations of Tempo under this Agreement and provided further that in the event of such an assignment, Tempo will not be released from its obligations under this Agreement. Without the prior written consent of Telesat, Tempo agrees that it will not assign its rights under the BSS Construction Agreement to acquire the Satellites; provided that Tempo may, without the consent of Telesat, assign such rights to Primestar or any Affiliate of Tempo if an assignment of this Agreement pursuant to the preceding sentence is also made to such assignee.

             13.2  Notices.  Any notice, request, demand, waiver or other
                   -------
communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or by overnight delivery service, or, if receipt is confirmed, by telecopier:

                   To Tempo at:

                          National Digital Television Center
                          4100 East Dry Creek Road
                          Littleton, CO  80122
                          Attention:   David P. Beddow

                          Telephone:   (303) 486-3815
                          Telecopy:    (303) 486-3890

                   With copies to:

                          Tele-Communications, Inc.
                          5619 DTC Parkway
                          Englewood, CO  80111
                          Attention:   Legal Department

                          Telephone:   (303) 267-5500
                          Telecopy:    (303) 488-3245

                   To Telesat at:

                          1601 Telesat Court
                          Gloucester, Ontario
                          CANADA K1B 5P4
                          Attention:   Secretary

                          Telephone:   613-748-0123
                          Telecopy:    613-748-8784

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

             13.3  Attorneys' Fees.  In the event of any action or suit based
                   ---------------
upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing Party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Parties.

             13.4  Right to Specific Performance.  The Parties acknowledge that
                   -----------------------------
the unique nature of the Satellites renders money damages an inadequate remedy for the breach by Tempo of its obligations under this Agreement, and the Parties agree that in the event of such breach, Telesat will, upon proper action instituted by it, be entitled to a decree of specific performance of this Agreement.

             13.5  Waiver.  This Agreement or any of its provisions may not be
                   ------
waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

             13.6  Captions.  The section captions contained in this Agreement
                   --------
are for convenience only and do not constitute a part of this Agreement.

             13.7  CHOICE OF LAW.  THIS AGREEMENT AND THE RIGHTS OF THE PARTIES
                   -------------
UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF THE STATE OF NEW YORK; PROVIDED THAT ANY PROVISION OF THIS AGREEMENT WHICH IS IDENTICAL TO A PROVISION ALSO SET FORTH IN THE OPERATING SERVICES AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA

APPLICABLE THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF THE PROVINCE OF ONTARIO.

             13.8  Terms.  Terms used with initial capital letters will have the
                   -----
meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense and the word "or" is not exclusive.

             13.9  Rights Cumulative.  Subject to the limitations on liability
                   -----------------
and remedies set forth in Section 7 of this Agreement, all rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

             13.10 Further Actions.  The Parties will execute and deliver to the
                   ---------------
other, from time to time at or after the Closings, for no additional consideration, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each Party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement, if such requested further action will not impose any expense or material additional obligations on the Party from whom such further action is requested.

             13.11 Time.  Time is of the essence under this Agreement.  If the
                   ----
last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

             13.12 Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, each of which will be deemed an original.

             13.13 Entire Agreement.  References to this Agreement include the
                   ----------------
Schedules, Exhibits and Attachment referred to in this Agreement, which are incorporated in and constitute a part of this Agreement. This Agreement supersedes all prior oral or written agreements and understandings between the Parties with respect to the sale of the Satellites to Telesat. This Agreement does not affect or supersede the Telesat Agreements or the Loral Side Agreement. This Agreement may not be amended or modified except by a writing signed by the Parties.

             13.14 Severability.  Any term or provision of this Agreement which
                   ------------
is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

             13.15 Construction.  This Agreement has been negotiated by Tempo,
                   ------------
Telesat and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the Party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

             13.16 Expenses.  Except as set forth in the second sentence of this
                   --------
Section 13.16 and as otherwise expressly provided in this Agreement, each Party will pay all of its own expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement. Tempo will reimburse Telesat for its reasonable outside legal expenses associated with this Agreement if Tempo unilaterally terminates this Agreement after Telesat delivers to Tempo the executed Telesat Authorization Certificate and while such certificate remains in full force and effect; provided, that the foregoing shall not apply if Tempo terminates this Agreement following a material breach by Telesat or if this Agreement is terminated pursuant to Section 11.1(b), Section 11.1(d) or Section 11.2.

             13.17 Waiver of Tax Warranties.  No Party makes any representation
                   ------------------------
or warranty, express or implied, with respect to the tax implications of any aspect of the transactions contemplated under this Agreement on any other Party to this Agreement and all Parties expressly disclaim any such representation or warranty with respect to any tax consequences arising under this Agreement. Each Party has relied solely on its own tax advisors with respect to the tax implications of the transactions contemplated under this Agreement. Notwithstanding the provisions of this Section 13.17, each Party may fully rely on the representations, warranties and covenants expressly made in this Agreement, which will not be deemed waived or affected by this Section 13.17.

             13.18 Characterization of this Transaction.  The Parties hereby
                   ------------------------------------
agree that the transactions contemplated by this Agreement and the Operating Services Agreement will be recorded and reported for all purposes, including without limitation for tax purposes, as (i) the acquisition by Telesat of the Satellites for an amount equal to the Satellite Purchase Price; (ii) the disposition by Telesat, and the acquisition by TCI, of TCI Transponders (as defined in the Operating Services Agreement) for an amount equal to the Transponder Purchase Price; and (iii) the undertaking by TCI to subscribe for and pay quarterly operating fees, for 48 consecutive quarters, in consideration of the services provided by Telesat under the Operating Services Agreement.

             The Parties have executed this Agreement as of the day and year first above written.


                                   TEMPO SATELLITE, INC.


                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                   TELESAT CANADA


                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________

                                  SCHEDULE 1
                                  ----------

                           TELESAT REQUIRED CONSENTS
                           -------------------------


1.   Radio Authorization
2.   CRTC
3.   Approval of the Board of Directors of Telesat

                                  SCHEDULE 2
                                  ----------

                            TEMPO REQUIRED CONSENTS
                            -----------------------


1.   License from FCC to uplink or other uplinking arrangements
2.   Export license
3.   Approval of the Board of Directors of Tempo and TCI

                                  SCHEDULE 3
                                  ----------

                       TELESAT PROCEEDINGS AND JUDGMENTS
                       ---------------------------------


None.

                                  SCHEDULE 4
                                  ----------

                        TEMPO PROCEEDINGS AND JUDGMENTS
                        -------------------------------


None.

                                  SCHEDULE 5
                                  ----------

                                   CONFLICTS
                                   ---------


Capacity Purchase Agreement dated as of the 16th day of September, 1994 by and among Tele-Communications, Inc., Advanced Communications Corporation ("ACC"), and Daniel H. Garner, sole shareholder of ACC.

                                   EXHIBIT A
                                   ---------

              AMENDMENT NO. 13 TO THE BSS CONSTRUCTION AGREEMENT
              ---------------------------------------------------

                                   EXHIBIT B
                                   ---------

                                  ASSIGNMENT
                                  ----------


          This Assignment (this "Assignment") is made as of the ____ day of ____________, 199__, by Tempo Satellite, Inc., an Oklahoma corporation ("Assignor"), in favor of Telesat Canada, a corporation continued and existing under the laws of Canada ("Assignee").

                                   RECITALS

          This Assignment is delivered pursuant to the requirements of the satellite purchase agreement dated as of May 6, 1996 between Assignor and Assignee (the "Satellite Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Satellite Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the consideration specified in the Satellite Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby convey, grant, bargain, sell, transfer, and assign unto Assignee, its successors and assigns, all of the right, title and interest of Assignee in and to [the First Successfully Delivered Satellite][the Second Successfully Delivered Satellite] and the Deliverable Items transferred to Assignor on or before the first Closing Date by Loral, free and clear of all Encumbrances, except Permitted Encumbrances.

          ANY AND ALL EXPRESS AND IMPLIED WARRANTIES WITH RESPECT TO THE SATELLITES, THE TRANSPONDERS THEREON, AND THE DELIVERABLE ITEMS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

          Nothing contained in this Assignment shall increase the liability of Assignor to Assignee beyond the liability that Assignor has under the Satellite Purchase Agreement and any action brought by Assignee with respect to this Assignment shall be subject to the limitations on liabilities and remedies set forth in the Satellite Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this Assignment effective as of the date first written above.

                                   ASSIGNOR:

                                   TEMPO SATELLITE, INC.



                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------

                                   Title:-------------------------------------

                                   EXHIBIT C
                                   ---------

                                  TERM SHEET
                                  ----------


PROJECTS:    Purchase and operation of a Direct Broadcast Satellite System in
--------
the 82 degrees W.L. orbital position with short-term use of the second, successful satellite in the 91 degrees W.L. orbital position.

PARTICIPANTS:Telesat Canada, TCI Technology Ventures, Inc. ("TCI"), Tempo
------------
Satellite, Inc. ("Tempo"), Canadian Participant #1, Telquest Inc., Canadian Participant #2

CONCEPT:     Telesat Canada and TCI will negotiate in good faith to enter into
-------
an agreement with respect to the short-term use of the second, successful satellite in the 91 degrees W.L. orbital position by Telesat, such agreement to contain substantially the financial terms set forth in this Term Sheet (as such terms relate to Telesat Canada and TCI) and such other terms and conditions as are customary in transactions of the type contemplated by this Term Sheet and are consistent with the relevant terms and conditions in the Operating Services Agreement. Neither TCI nor Tempo will be a party to the agreements or transactions described herein insofar as they relate to Canadian Participant #1, Canadian Participant #2 or Telquest, such transactions being described herein for convenience. TCI's obligations under the Operating Services Agreement will not increase as a result of the transactions between TCI and Telesat described herein. Telesat Canada, TCI and Tempo will negotiate in good faith such modifications to the Satellite Purchase Agreement and the Operating Services Agreement as may be required to effect the result that the obligations of the parties to such agreements with respect to the Satellite being launched into the 91 degrees West orbital slot will, except with respect to financial terms, mirror the obligations such parties have under the Satellite Purchase Agreement and the Operating Services Agreement with respect to the Satellite being launched into the 82 degrees West orbital slot.

SATELLITES:  DBS I Launch in November, 1996 to be located at 82 degrees.
----------
             DBS II Launch in February, 1997 to initially be located at 91 degrees (if DBS I Launch is successful) and relocated to 82 degrees before July, 1999. Telesat will use its best efforts to provide a Telesat satellite at 91 degrees as early as possible.

OWNERSHIP:   TCI                     27 transponders on each of DBS I and DBS II
---------
             Canadian Participant #1 5 transponders on each of DBS I and DBS II
             Telesat Canada          Satellite Bus Operator

GUARANTEE SATELLITE:  Telesat Canada will retain a security interest in the
-------------------
transponders to be sold to TCI and Canadian Participant #1 and will have a parental guarantee from TCI as defined in the Operating Services Agreement.

INVESTMENT:  Assuming total system cost of [*****] including all construction
----------
cost, financing charges, etc. as defined in the Satellite Purchase Agreement:

             DBS I
             -----
             TCI                                  [*****]
             Canadian Participant #1              [*****]
             Telesat Canada                       [*****]
                                                  -------
                                                  [*****]

             DBS II
             ------
             TCI                                  [*****]
             Canadian Participant #1              [*****]
             Telesat Canada                       [*****]
                                                  -------
                                                  [*****]

INVESTMENT PAYMENTS:  DBS I (1) Telesat shall pay Tempo Satellite [*****] upon
-------------------   -----
delivery of the in-orbit satellite (2) Simultaneously, TCI shall pay Telesat [*****] for 27 transponders and Canadian Participant #1 shall pay Telesat [*****] for 5 transponders.

                      DBS II (1) Telesat shall pay Tempo Satellite [*****]
                      ------
million upon delivery of the in-orbit satellite (2) Simultaneously, TCI shall pay Telesat [*****] million for 27 transponders and Canadian Participant #1 shall pay Telesat [*****] for 5 transponders.

QUARTERLY PAYMENTS TO TELESAT CANADA

                       DBS I
                       -----
                       TCI                         [*****]
                       Canadian Participant #1     [*****]

                       DBS II
                       ------
                       TCI                         [*****]
                       Canadian Participant #1     [*****]

INTERIM (LEASE) ARRANGEMENTS:  DBS II - For a period beginning with the
----------------------------   ------
operational date of the satellite at 91 degrees and ending on or before July 1, 1999, TCI and Canadian Participant #1, shall provide (lease), to Telesat, 32 low power transponders in the 91 degrees W.L. position:

                       TCI                         27 low-power transponders
                       Canadian Participant #1     5 low-power transponders

For a period beginning with the operational date of the satellite at 91 degrees and ending on or before July 1, 1999, Telesat shall provide (lease), to Telquest and Canadian Participant #2, 32 low power transponders:

                       Telquest                    22 low-power transponders
                       Canadian Participant #2     10 low-power transponders

In the event of a failure of 10 or more transponders on DBS I, TCI/Canadian Participant #1 shall have the right to pre-empt Telesat's use of the 32 low-power transponders.

LEASE PAYMENTS:     DBS II - For a period beginning with the operational date of
--------------      ------
the satellite at 91 Degrees and ending on or before July 1, 1999 Telesat shall make quarterly lease payments as follows:

                       TCI                         [*****]
                       Canadian Participant #1     [*****]

                                   EXHIBIT D
                                   ---------

                             LORAL SIDE AGREEMENT
                             --------------------